Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

July 24, 2024

The Board of Directors
NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, CA 94608

Re:	Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (File no. 333-280423) on June 21, 2024 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended on July 10, 2024, July 12, 2024 and July 24, 2024. The Registration Statement relates to the registration of the offering by the Company of (i) up to an aggregate of 1,889,671 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) up to an aggregate of 1,889,671 Series F-1 warrants (the “Series F-1 Warrants”) to purchase up to an aggregate of 1,889,671 shares of Common Stock (the “Series F-1 Warrant Shares”), (iii) up to an aggregate of 1,889,671 Series F-2 warrants (the “Series F-2 Warrants”) to purchase up to an aggregate of 1,889,671 shares of Common Stock (the “Series F-2 Warrant Shares”), (iv) up to an aggregate of 1,889,671 Series F-3 warrants (the “Series F-3 Warrants”) to purchase up to an aggregate of 1,889,671 shares of Common Stock (the “Series F-3 Warrant Shares”), (v) up to an aggregate of 1,889,671 pre-funded warrants (the “Pre-Funded Warrants” and together with the Series F-1 Warrants, the Series F-2 Warrants and the Series F-3 Warrants, the “Warrants”) to purchase up to an aggregate of 1,889,671 shares of Common Stock (the “Pre-Funded Warrant Shares” and together with the Series F-1 Warrant Shares, the Series F-2 Warrant Shares and the Series F-3 Warrant Shares, the “Warrant Shares”) and (vi) up to an aggregate of 7,558,684 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares” and together with the Shares, the Series F-1 Warrants, Series F-2 Warrants, the Series F-3 Warrants and the Pre-Funded Warrants, the “Securities”). The above amounts include Shares, Warrants and Warrant Shares that may be sold by the Company upon exercise of an option to purchase additional Shares, Warrants and Warrant Shares to be granted to the underwriters. The Shares and the Warrants are to be sold by the Company to the underwriter(s) named in, and pursuant to, an underwriting agreement by and between the Company and Ladenburg Thalmann & Co., Inc. as the underwriter (the “Underwriting Agreement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates, records and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Amended and Restated Certificate of Incorporation of the Company dated December 18, 2015, as amended, (ii) the Bylaws of the Company, as amended and restated, dated June 13, 2023, (iii) the Registration Statement, (iv) the form of the Underwriting Agreement attached as an exhibit to the Registration Statement, (v) the forms of the Warrants attached as exhibits to the Registration Statement, and (vi) certain minutes and unanimous written consents of the board of directors of the Company (collectively, the “Resolutions”). In addition, we have also reviewed and investigated such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

The Board of Directors July 24, 2024	Squire Patton Boggs (US) LLP

In rendering our opinion set forth below, we have assumed without independent investigation or verification: (i) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (ii) the genuineness of all signatures; (iii) the conformity to authentic originals of all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us. We have also assumed, with respect to all parties to the Underwriting Agreement, the Warrants, records, certificates, documents and instruments relevant hereto, other than the Company, that: (1) such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform all obligations pursuant to such agreements, records, certificates, documents or instruments; (2) such agreements, records, certificates, documents or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties; (3) such agreements, records, certificates, documents or instruments are the valid, binding and enforceable obligations of such parties; and (4) none of the agreements, corporate records, certificates, documents or instruments we reviewed and that were submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing. Additionally, we have assumed that the Warrant Shares issuable upon exercise of the Warrants, will continue to be validly authorized on the dates the shares of Common Stock are issued upon exercise, and that the Company will continue to reserve and have available the requisite number of shares of Common Stock upon proper exercise of the Warrants. As to all questions of fact material to our opinion expressed herein, and as to materiality of any fact or other matter referred to herein, we have relied upon, and have made no independent investigation of, representations and certificates of officers and representatives of the Company and of public officials.

Based on and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized by the Company, and when issued, delivered and paid for in accordance with the Underwriting Agreement and in the manner contemplated by the Resolutions, will be validly issued, fully paid and non-assessable, (ii) the Warrants have been duly authorized by the Company, and when issued, delivered and paid for in accordance with the Underwriting Agreement and in the manner contemplated by the Resolutions, will be valid and binding obligations of the Company, and (iii) the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the respective Warrants, will have been duly authorized by the Company, and will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware that are relevant to the subject matter of the opinion, and given on the basis of the law and the facts existing as of the date hereof. We do not express any opinion herein concerning the laws of any other state, country or jurisdiction. We express no opinion as to (i) compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or (ii) the securities laws of any other country or jurisdiction. Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule, judicial decision, governmental policy or otherwise which may be enacted or adopted after the date hereof, or if we become aware of any fact or circumstance that might change any opinion after the date hereof. Accordingly, we assume no obligation to revise, update or supplement the opinion rendered herein should any such changes occur after the date hereof or to advise you of any such changes.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP